UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): June 16, 2006

WILD OATS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21577	84-1100630
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

3375 Mitchell Lane

Boulder, Colorado 80301

(Address of principal executive offices, including zip code)

(303) 440-5220

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2006, Wild Oats Markets, Inc., a Delaware corporation (the "Company"), and Perry D. Odak entered into an amendment (the "Amendment") to Mr. Odak’s employment agreement (the "Employment Agreement"). The Amendment was entered into to facilitate the entry into a new employment agreement between the Company and Mr. Odak by extending the period during which a notice of non-renewal could be given under the existing Employment Agreement.

Prior to the effectiveness of the Amendment, the Employment Agreement stated that it would continue on a year-to-year basis unless the Company otherwise notified Mr. Odak in writing not later than nine months prior to the end of the applicable year. The Amendment provides that, with respect to the year ending March 19, 2007, the Company must provide Mr. Odak with any notice of non-renewal of the Employment Agreement not later than August 15, 2006 (the period between June 19, 2006 and August 15, 2006 being referred to as the "Extended Notice Period"). The deadline for notice of non-renewal of the Employment Agreement for all years after March 19, 2007 remains unchanged. The Amendment also provides that Mr. Odak may terminate his employment with the Company for Good Reason (as defined in the Employment Agreement) if (a) the Company, in bad faith, fails to engage in negotiations regarding a new employment agreement or modifications to the Employment Agreement during the Extended Notice Period or (b) during the Extended Notice Period, the Company provides Mr. Odak with a notice of non-renewal of the Employment Agreement prior to August 14, 2006.

A copy of the Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 10.1	Fifth Amendment to Employment Agreement between Wild Oats Markets, Inc. and Perry D. Odak, dated June 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc.

(Registrant)

By: /s/Freya R. Brier
_____________________________

Freya R. Brier

Executive Officer

Date: June 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Fifth Amendment to Employment Agreement between Wild Oats Markets, Inc. and Perry D. Odak, dated June 16, 2006.